Exhibit 99.1

RISK FACTORS

An investment in the notes involves a high degree of risk. Prospective investors should carefully consider the following risks before making an investment in the notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition and operating results. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected, which, in turn, could adversely affect the value of the notes and/or our ability to pay interest and principal on the notes.

Risks relating to our business

Continued decline in market share. Our market share in the United States has declined in each of the past five years, from 22.8% in 2001 to 18.2% in 2005. Because a high proportion of our costs are fixed, these volume reductions have had an adverse impact on our results of operations. Our plant utilization rate in North America is approximately 75%, which is not sustainable. While we are attempting to stabilize our market share and reduce our capacity over time through the steps described in the Way Forward plan, we cannot be certain that we will be successful. Continued declines in our market share could have a substantial adverse effect on our results of operations and financial condition.

Continued or increased price competition resulting from industry overcapacity, currency fluctuations or other factors. The global automotive industry is intensely competitive, with overall manufacturing capacity far exceeding current demand. For example, the global automotive industry is estimated to have had excess capacity of approximately 15 million units in 2005. Industry overcapacity has resulted in many of our principal competitors offering marketing incentives on vehicles in an attempt to maintain market share. These marketing incentives have included a combination of subsidized financing or leasing programs, price rebates and other incentives. As a result, we have not necessarily been able to increase prices sufficiently to offset higher costs of marketing incentives or other cost increases (e.g., for commodities or health care) or the impact of adverse currency fluctuations in either the U.S. or European markets. While we and General Motors have each announced plans to significantly reduce capacity, these reductions will take several years to complete and will only partially address the industry’s overcapacity problems. A continuation or increase in these trends could have a substantial adverse effect on our results of operations and financial condition.

A market shift (or an increase in or acceleration of market shift) away from sales of trucks or sport utility vehicles, or from sales of other more profitable vehicles in the United States. Trucks and sport utility vehicles have represented some of the most profitable vehicle segments in the United States. During the past year, there has been a general shift in consumer preferences away from medium- and large-sized sport utility vehicles, which has adversely affected our profitability. A continuation or acceleration of this general shift in consumer preferences away from sport utility vehicles, or a similar shift in consumer preferences away from truck sales or other more profitable vehicle sales, whether because of higher fuel prices or otherwise, could have an increasingly adverse effect on our results of operations and financial condition.

A significant decline in industry sales, particularly in the United States or Europe, resulting from slowing economic growth, geo-political events or other factors. The worldwide automotive industry is affected significantly by general economic conditions (among other factors) over which automobile manufacturers have little control. This is especially so because vehicles are durable goods, which provide consumers latitude in determining whether and when to replace an existing vehicle. The decision whether and when to make a vehicle purchase may be affected significantly by slowing economic growth, geo-political events, and other factors. Consumer demand may vary substantially from year to year, and, in any given year, consumer demand may be affected significantly by general economic conditions, including the cost of purchasing and operating a vehicle and the availability and cost of credit and fuel.

Moreover, like other manufacturers, we have a high proportion of costs that are fixed, so that relatively small changes in unit sales volumes may dramatically affect overall profitability. In recent years, industry demand has remained at high levels. Should industry demand soften because of slowing or negative economic growth in key markets or other factors, our results of operations and financial condition could be substantially adversely affected. For additional discussion of economic trends, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” in our Annual Report on Form 10-K/A dated November 14, 2006 (our "Annual Report").

Lower-than-anticipated market acceptance of new or existing products. Offering highly desirable vehicles can mitigate the risks of increasing price competition and declining demand. Conversely, offering vehicles that are perceived to be less desirable (whether in terms of price, quality, styling, safety, overall value or otherwise) can exacerbate these risks. For example, if a new model were to experience quality issues at the time of launch, the vehicle’s perceived quality could be affected even after the issues had been corrected, resulting in lower sales volumes, market share and profitability.

Continued or increased high prices for or reduced availability of fuel. A continuation of or further increase in high prices for fuel or reduced availability of fuel, particularly in the United States, could result in weaker demand for relatively more profitable large and luxury car and truck models and increased demand for relatively less profitable small cars and trucks. An acceleration of such a trend, as demonstrated in the short-term with the spike in fuel prices following Hurricanes Katrina and Rita in the U.S. Gulf Coast region, could have a substantial adverse effect on our results of operations and financial condition.

Currency or commodity price fluctuations. As a resource-intensive manufacturing operation, we are exposed to a variety of market and asset risks, including the effects of changes in foreign currency exchange rates, commodity prices and interest rates. These risks affect our Automotive and Financial Services sectors. We monitor and manage these exposures as an integral part of our overall risk management program, which recognizes the unpredictability of markets and seeks to reduce the potentially adverse effects on our results. Nevertheless, changes in currency exchange rates, commodity prices and interest rates cannot always be predicted. In addition, because of intense price competition and our high level of fixed costs, we may not be able to address such changes even if they are foreseeable. Substantial changes in these rates and prices could have a substantial adverse effect on our results of operations and financial condition. For additional discussion of currency or commodity price risk, see “Item 7A. Quantitative and Qualitative Disclosures about Market Risk” in our Annual Report and “Item 3. Quantitative and Qualitative Disclosures about Market Risk” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, dated November 14, 2006 (our "Quarterly Report").

Adverse effects from the bankruptcy or insolvency of a major competitor. We and certain of our major competitors have substantial “legacy” costs (principally related to employee benefits) that put each of us at a competitive disadvantage to other competitors. The bankruptcy or insolvency of a major competitor with substantial “legacy” costs could result in that competitor gaining a significant cost advantage (by eliminating or reducing contractual obligations to unions and other parties through bankruptcy proceedings). In addition, the bankruptcy or insolvency of a major U.S. auto manufacturer likely could lead to substantial disruptions in the automotive supply base, which could have a substantial adverse impact on our results of operations and financial condition.

Economic distress of suppliers that has in the past and may in the future require us to provide financial support or take other measures to ensure supplies of components or materials. Automobile manufacturers continue to experience commodity cost pressures and the effects of industry overcapacity. These factors have also increased pressure on the industry’s supply base, as suppliers cope with higher commodity costs, lower production volumes and other challenges. We have taken and may continue to take actions to provide financial assistance to certain suppliers to ensure an uninterrupted supply of materials and components. Most significantly, in 2005 we reacquired from Visteon twenty-three North American facilities in order to protect our supply of components. In connection with this transaction, we forgave $1.1 billion of Visteon’s liability to us for employee-related costs, and incurred a pre-tax loss of $468 million.

Work stoppages at Ford or supplier facilities or other interruptions of supplies. A work stoppage could occur at Ford or supplier facilities, most likely as a result of disputes under existing collective bargaining agreements with labor unions, or in connection with negotiations of new collective bargaining agreements. A dispute under an existing collective bargaining agreement could arise, for example, as a result of efforts to implement restructuring actions, such as those that are part of the Way Forward plan discussed under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” in our Annual Report. A work stoppage for this or other reasons at Ford or its suppliers, or an interruption or shortage of supplies for any reason (e.g., financial distress, natural disaster or production difficulties affecting a supplier), if protracted, could substantially adversely affect our results of operations and financial condition.

Single-source supply of components or materials. Some components used in our vehicles (e.g., certain engines) are available from a single supplier and cannot be quickly or inexpensively re-sourced to another supplier due to long lead times and contractual commitments that might be required by another supplier in order to provide the component or materials. In addition to the risks described above regarding interruption of supplies, which are exacerbated in the case of single-source suppliers, the exclusive supplier of a key component potentially could exert significant bargaining power over price, quality, warranty claims or other terms relating to a component.

Labor or other constraints on our ability to restructure our business. Substantially all of the hourly employees in our Automotive operations in the United States and Canada are represented by unions and covered by collective bargaining agreements. Our agreement with the United Automobile Workers (which expires in September 2007) and our agreement with the Canadian Automobile Workers (which expires in September 2008) provide for guaranteed wage and benefit levels throughout their terms and provide for significant employment security. As a practical matter, these agreements restrict our ability to eliminate product lines, close plants, and divest businesses during the terms of the agreements. These agreements may also limit our ability to change local work rules and practices to encourage flexible manufacturing and other efficiency-related improvements. Accordingly, these agreements may impede our ability to successfully implement and complete the Way Forward plan. For discussion of the Way Forward plan, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” in our Annual Report.

Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates, investment returns, health care cost trends). We sponsor plans to provide postretirement pension, health care and life insurance benefits for our retired employees. The measurement of our obligations, costs and liabilities associated with these benefits requires that we estimate the present values of projected future payments to all participants. We use many assumptions in calculating these estimates, including discount rates, investment returns on designated plan assets, health care cost trends, and demographic experience (e.g., mortality and retirement rates). To the extent that actual results are less favorable than our assumptions there could be a substantial adverse impact on our results of operations and financial condition. For additional discussion of these assumptions, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report.

The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs. Meeting or exceeding many government-mandated safety standards is costly, especially where standards may conflict with the need to reduce vehicle weight in order to meet government-mandated emissions and fuel-economy standards. Government safety standards also require manufacturers to remedy defects related to motor vehicle safety through safety recall campaigns, and a manufacturer is obligated to recall vehicles if it determines that they do not comply with a safety standard. Should we or government safety regulators determine that a safety defect or a noncompliance exists with respect to certain of our vehicles, the cost of such recall campaigns could be substantial.

Increased safety, emissions, fuel economy or other (e.g., pension funding) regulation resulting in higher costs, cash expenditures, and/or sales restrictions. The worldwide automotive industry is governed by a substantial number of governmental regulations, which often differ by state, region and country. In the United States and Europe, for example, governmental regulation has arisen primarily out of concern for the environment, greater vehicle safety and a desire for improved fuel economy. Many governments regulate local product content and/or impose import requirements as a means of creating jobs, protecting domestic producers and influencing their balance of payments. The cost of complying with these requirements may be substantial. Our ability to comply with Corporate Average Fuel Economy (“CAFE”) or greenhouse gas emissions standards depends heavily on the alignment of these standards with actual consumer demand. If consumers demand vehicles that are relatively large, have high performance, and/or are feature-laden while regulatory standards are skewed toward vehicles that are smaller and more economical, compliance becomes problematic. Moreover, if regulatory requirements call for rapid, substantial increases in fleet average fuel economy (or decreases in fleet average greenhouse gas emissions), the Company may not have adequate resources and time to make major product changes across most or all of its vehicle fleet. If significant increases in CAFE standards are imposed beyond those presently in effect or proposed, or if state greenhouse gas regulations are not overturned, we may be forced to take various costly actions that could have substantial adverse effects on our sales volume and profits. For example, we may have to curtail production of certain vehicles such as family-size, luxury, and high-performance cars and full-size light-trucks; restrict offerings of selected engines and popular options; and/or increase market support programs for our most fuel-efficient cars and light-trucks in order to maintain compliance. See “Item 1. Governmental Standards” in our Annual Report.

Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise. We spend substantial resources ensuring compliance with governmental safety and other standards. However, compliance with governmental standards does not necessarily prevent individual or class action lawsuits, which can entail significant cost and risk. For example, the preemptive effect of the Federal Motor Vehicle Safety Standards is often a contested issue in litigation, and some courts have permitted liability findings even where our vehicles comply with federal law. Furthermore, simply responding to litigation or government investigations of our compliance with regulatory standards requires significant expenditures of time and other resources.

A change in our requirements for parts or materials where we have entered into long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller (“take-or-pay contracts”). We have entered into a number of long-term supply contracts that require us to purchase a fixed quantity of parts to be used in the production of our vehicles. If our need for any of these parts were to lessen, we could still be required to purchase a specified quantity of the part or pay a minimum amount to the seller pursuant to the take-or-pay contract. We also have entered into a small number of long-term supply contracts for raw materials (for example, precious metals used in catalytic converters) that require us to purchase a fixed percentage of mine output. If our need for any of these raw materials were to lessen, or if a supplier’s output of materials were to increase, we could be required to purchase more materials than we need.

Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts due to additional credit rating downgrades, unfavorable capital markets conditions, insufficient collateral, greater-than-expected negative operating-related cash flow or otherwise. Recent lowering of credit ratings for Ford and Ford Credit has increased borrowing costs and caused Ford Credit’s access to the unsecured debt markets to become more restricted. In response, Ford Credit has increased its use of securitization and other sources of liquidity. Over time, and particularly in the event of any further credit rating downgrades or a significant decline in the demand for the types of securities it offers, Ford Credit may need to reduce the amount of receivables it purchases. A significant reduction in the amount of purchased receivables would significantly reduce ongoing profits and could adversely affect Ford Credit’s ability to support the sale of Ford vehicles. For additional discussion, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Annual Report and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Quarterly Report.

Higher-than-expected credit losses. Credit risk is the possibility of loss from a customer’s or dealer’s failure to make payments according to contract terms. Credit risk (which is heavily dependent upon economic factors including unemployment, consumer debt service burden, personal income growth, dealer profitability and used car prices) has a significant impact on Ford Credit’s business. The level of credit losses Ford Credit may experience could exceed its expectations. For additional discussion regarding credit losses, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates” in our Annual Report.

Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles. No single company is a dominant force in the automotive finance industry. Some of Ford Credit’s bank competitors in the United States have developed credit aggregation systems that permit dealers to send, through a single standard system, retail credit applications to multiple finance sources to evaluate financing options offered by these finance sources. This process has resulted in greater competition based on financing rates. In addition, Ford Credit is facing increased competition from banks on wholesale financing for Ford dealers. Competition from such competitors may increase, which could adversely affect Ford Credit’s profitability and the volume of its business.

Changes in interest rates. Ford Credit is exposed to interest rate risk, and the particular market to which it is most exposed is U.S. dollar LIBOR. Ford Credit’s interest rate risk exposure results principally from “re-pricing risk,” or differences in the re-pricing characteristics of assets and liabilities. Any inability to adequately control this exposure could adversely affect its business. For additional discussion of interest rate risk, see “Item 7A. Quantitative and Qualitative Disclosures about Market Risk” in our Annual Report and “Item 3. Quantitative and Qualitative Disclosures about Market Risk” in our Quarterly Report.

Collection and servicing problems related to finance receivables and net investment in operating leases. After Ford Credit purchases retail installment sale contracts and leases from dealers and other customers, it manages or services the receivables. Any disruption of its servicing activity, due to inability to access or accurately maintain customer account records or otherwise, could have a significant negative impact on its ability to collect on those receivables and/or satisfy its customers.

Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles. Ford Credit projects expected residual values (including residual value support payments from Ford) of the vehicles it leases.

Actual proceeds realized by Ford Credit upon the sale of returned leased vehicles at lease termination may be lower than the amount projected, which reduces the profitability of the lease transaction. Among the factors that can affect the value of returned lease vehicles are the volume of vehicles returned, economic conditions, and the quality or perceived quality, safety or reliability of the vehicles. All of these, alone or in combination, have the potential to adversely affect Ford Credit’s profitability. For additional discussion regarding residual value, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates” in our Annual Report.

New or increased credit, consumer or data protection or other regulations resulting in higher costs and/or additional financing restrictions. As a finance company, Ford Credit is highly regulated by governmental authorities in the locations where it operates. In the United States, its operations are subject to regulation, supervision and licensing under various federal, state and local laws and regulations, including the federal Truth-in-Lending Act, Equal Credit Opportunity Act and Fair Credit Reporting Act. In some countries outside the United States, Ford Credit’s subsidiaries are regulated banking institutions and are required, among other things, to maintain minimum capital reserves. In many other locations, governmental authorities require companies to have licenses in order to conduct financing businesses. Efforts to comply with these laws and regulations impose significant costs on Ford Credit, and affect the conduct of its business. Additional regulation could add significant cost or operational constraints that might impair its profitability.

Inability to implement the Way Forward plan. We believe that our ability to implement the Way Forward plan is very important to our future success. Any of the above or other factors that prevent us from executing the Way Forward plan ultimately could have a substantially adverse impact on our business. For additional discussion of the Way Forward plan, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” in our Annual Report.

As a result of an internal review and related restatement of our financial statements, we are subject to informal inquiries by the SEC. FMCC became aware of a matter related to accounting for interest rate swaps under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS 133”). Specifically, FMCC discovered that certain interest rate swaps it had entered into to hedge the interest rate risk inherent in certain long-term fixed rate debt were accounted for incorrectly because they did not satisfy the technical accounting rules under SFAS 133 to qualify for exemption from the more strict effectiveness testing requirements. On October 23, 2006, we filed a Form 8-K under Item 4.02 to disclose that our prior financial statements should no longer be relied upon because of the incorrect application of SFAS 133. Following that, we filed an amended Annual Report on Form 10-K for the year ended December 31, 2005, amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 and a Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. These filings restated the previously filed financial statements included therein and related financial information to account properly for these interest rate swaps.

Subsequent to the original publication of the financial statements for each period that was restated as described above, we identified adjustments that should have been recorded in these earlier periods. Upon identification, we determined these adjustments to be immaterial, individually and in the aggregate, to our originally-filed financial statements, and generally recognized these adjustments (“out-of-period adjustments”) in the period in which they were identified. Because we were otherwise restating our financial statements and related information as described above, we also reversed these out-of-period adjustments and recorded them in the proper periods.

We have received informal inquiries from the Division of Corporation Finance and the Division of Enforcement of the Securities and Exchange Commission requesting additional information regarding the disclosures in the Form 8-K and amended Form 10-K and Form 10-Qs described above. We are cooperating fully with these inquiries.

As a result of the inquiries, we may be required to amend these or other prior filings, including with respect to our characterization of, and disclosure relating to, the out-of-period adjustments. Further, we could be subject to sanctions or other penalties.

Risks relating to the Notes and the Offering

We expect operating-related cash flow to be negative by a substantial amount for the near- to medium-term. As a result, we may not be able to service our indebtedness, including the notes, the new senior secured credit facilities and other obligations. For the fourth quarter of 2006, we expect operating-related cash outflows of about $3 billion and restructuring cash expenditures of between $500 million and $1 billion. During the period 2007 through 2009, we expect cumulative operating-related cash outflows of about $10 billion for our automotive sector and cumulative cash expenditures for restructuring actions of about $7 billion. More than half of this $17 billion cash outflow is expected to occur in 2007. This cash outflow primarily reflects substantial operating losses in our automotive sector through 2008, and cash expenditures incurred in connection with personnel separations. It also reflects our expectation to continue to invest in new products throughout this period at about the same level as we have during the past few years, or approximately $7 billion annually.

Future borrowings may not be available to us under our new senior secured credit facilities or otherwise in amounts sufficient to enable us to pay our indebtedness, including the notes, and to fund our other liquidity needs. If we are not able to generate the expected cash flow due to an unanticipated event such as lower unit sales volumes (resulting from an economic recession or otherwise), work stoppages, supplier issues or otherwise or if we are unable to borrow under our new senior secured credit facilities or otherwise for these purposes, we may need to refinance or restructure all or a portion of our indebtedness, including the notes, on or before maturity, reduce or delay capital investments or seek to raise additional capital. We may not be able to implement one or more of these alternatives on terms acceptable to us, or at all. The terms of our existing or future debt agreements may restrict us from pursuing any of these alternatives. Should our cash flow be worse than anticipated or we fail to achieve any of these alternatives, this could materially adversely affect the value of the notes and our ability to repay them.

The closing of the new senior secured credit facilities is not a condition precedent to the issuance of the notes. The offering of these notes is not conditioned upon either the entering into the new senior secured credit facilities or availability of a minimum aggregate principal amount under the facilities. As a result, should either the amount available under the new senior secured credit facilities be less than currently anticipated or should we fail to close on the facilities and our existing global bilateral revolving credit facilities totaling approximately $6.3 billion provide insufficient liquidity, this could materially adversely affect the value of the notes and our ability to repay them.

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes and our other indebtedness, including indebtedness outstanding under our new senior secured credit facilities. In addition, we may still be able to incur substantially more debt, including secured debt. After giving effect to the Financing Transactions, we will be a highly leveraged company. On a pro forma basis after giving effect to the Financing Transactions as if they had occurred as of September 30, 2006, we and our subsidiaries (other than our financial services sector, including FMCC) would have had approximately $27.7 billion of indebtedness, including $7.0 billion of secured indebtedness under our new senior secured credit facilities, $0.3 billion of existing secured indebtedness, and $2.2 billion of additional unsecured indebtedness of our subsidiaries that would be structurally senior to the notes.

As of September 30, 2006, on a pro forma basis after giving effect to the Financing Transactions, we expect we would have had approximately $8 billion, which amount may be increased at closing or thereafter based on market conditions and other factors, available for additional borrowings under the new senior secured credit facilities, all of which would be secured. Additionally, the new senior secured credit facilities will permit us to incur a significant amount of additional first lien pari passu secured debt and second lien secured debt and an unlimited amount of unsecured debt and the terms of the indenture will not limit the amount of additional indebtedness we may incur in the future, including secured indebtedness and indebtedness that is structurally senior to the notes.

In addition, FMCC has significant on-balance and off-balance sheet obligations relating to its securitization programs. For a discussion of our on-balance sheet and off-balance sheet securitization programs, see “Note 13 Sales of Receivables — Financial Services Sector,” “Note 7 Sales of Receivables — Financial Services Sector,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Annual Report and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Quarterly Report.

For the twelve months ended December 31, 2005 and the nine months ended September 30, 2006, we and our subsidiaries (other than our financial services sector, including FMCC) had interest expense of approximately $1.2 billion and $0.6 billion, respectively. We expect that following the Financing Transactions, this interest expense will increase substantially. Our ability to make payments on our debt and to fund operations and significant planned capital expenditures will depend on our ability to generate cash in the future.

Our significant debt service obligations could have important consequences to you, including the following:

•	our high level of indebtedness could make it difficult for us to satisfy our obligations with respect to our outstanding indebtedness, including the notes;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, if any, or general corporate purposes may be impaired;

•
we must use a substantial portion of our cash flow from operations to pay interest on the notes and the new senior secured credit facilities and other outstanding indebtedness, which will reduce the funds available to us for operations and other purposes; and

•	our high level of indebtedness makes us more vulnerable to economic downturns and adverse developments in our business.

The more leveraged we become, the more we, and in turn the holders of our indebtedness, become exposed to the risks described herein.

Our substantial pension and postretirement healthcare and life insurance liabilities could impair our liquidity and financial condition. We have two principal qualified defined benefit retirement plans in the United States that provide noncontributory benefits to employees. Certain of our U.S. and non-U.S. subsidiaries have separate similar noncontributory plans that generally provide similar types of benefits for their employees. As of December 31, 2005, the unfunded status of U.S. plans and non-U.S. plans was approximately $1.7 billion and $8.8 billion, respectively. As of December 31, 2005, our U.S. plans and non-U.S. plans were 96% funded and 71% funded, respectively. In addition, we, and certain of our subsidiaries, sponsor plans to provide selected health care and life insurance benefits for retired employees. As of December 31, 2005, the unfunded status of our postretirement health care and life insurance plans was $32.8 billion.

Our U.S. defined benefit pension plans are subject to Title IV of the Employee Retirement Income Security Act of 1974, or ERISA. Under Title IV of ERISA, the Pension Benefit Guaranty Corporation, or PBGC, has the authority under certain circumstances or upon the occurrence of certain events to terminate an underfunded pension plan. One of those circumstances is the occurrence of an event that unreasonably increases the risk of unreasonably large losses to the PBGC. Although we believe that it is not likely that the PBGC will terminate any of our plans, in the event our U.S. pension plans were to be terminated at a time when the liabilities of the plans exceeded the assets of the plans, we would incur a liability to the PBGC that may be equal to the entire amount of the underfunding. The PBGC in that instance would have a claim against us and each of our 80%-owned subsidiaries for the full amount of the terminated plans’ underfunded benefit liabilities. This liability is joint and several, and the PBGC’s claim would be secured by a lien that attaches to the assets of the plan sponsor and its controlled group. The lien arises automatically by operation of law, and any lien placed on our and our subsidiaries’ assets by the PBGC would be a first priority lien to the extent that no other party had previously perfected a security interest in such assets. As such, any of such subsidiaries, could potentially be liable for the full amount of any PBGC lien. As a result, if one of our pension plans were to be involuntarily terminated by the PBGC, and a PBGC lien were placed on our assets and those of such subsidiaries, the notes would be effectively subordinated to the extent of the value of the assets subject to the PBGC’s lien.

If our cash flows and capital resources are insufficient to fund our pension and postretirement healthcare and life insurance obligations, we may be forced to reduce or delay investments and capital expenditures, seek additional capital or restructure or refinance our indebtedness, including the notes. In addition, if our operating results and available cash are insufficient to meet our pension and postretirement healthcare and life insurance obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our pension and postretirement healthcare and life insurance obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any pension and postretirement healthcare and life insurance obligations then due.

The notes will be effectively subordinated to the liabilities and preferred stock, if any, of all of our subsidiaries. This may affect your ability to receive payments on the notes. The notes are obligations exclusively of Ford and will not be guaranteed by any of our subsidiaries. We conduct a significant portion of our operations through our subsidiaries. During the fiscal year ended December 31, 2005, our subsidiaries (other than our financial services sector, including FMCC) generated approximately 58% of our consolidated revenues. Our subsidiaries (other than our financial services sector, including FMCC) also have significant liabilities, including debt obligations of approximately $2.5 billion for money borrowed from third parties as of September 30, 2006 (excluding guarantees under our new senior secured credit facilities). In addition, as of September 30, 2006, our financial services sector also has significant liabilities, including debt obligations of approximately $136.7 billion for money borrowed from third parties, including $134.5 billion of consolidated indebtedness of FMCC. Our cash flow and our ability to service our debt, including the notes, depend to an important extent upon the earnings of our subsidiaries, and the distribution of earnings, loans or other payments by those subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and other business considerations. Beginning in 2007, FMCC will suspend making regular dividend payments to us.

Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and any underfunded obligations under our pension plans. The notes do not restrict the ability of our subsidiaries to incur additional liabilities.

We may not be able to satisfy our obligations to holders of the notes upon a change in control. We may not be able to fulfill our repurchase obligations in the event of a change in control. If we experience certain specific change in control events, you will have the right to require us to repurchase in cash all outstanding notes at 100% of the principal amount of the notes plus accrued and unpaid interest to the date of repurchase. Any change in control is also expected to constitute a default under our new senior secured credit facilities. Therefore, upon the occurrence of a change in control, the lenders under our new senior secured credit facilities would have the right to accelerate their loans and we would be required to prepay all of our outstanding obligations under the new senior secured credit facilities. We may not have available funds sufficient to pay the change in control purchase price for any or all of the notes that might be delivered by holders of the notes seeking to accept the change in control offer.

The make-whole premium that may be payable upon a designated event may not adequately compensate you for the lost option time value of your notes as a result of such designated event. If you convert notes in connection with a designated event we may be required to provide a make-whole premium by increasing the conversion rate applicable to your notes. While these increases in the applicable conversion rate are designed to compensate you for the lost option time value of your notes as a result of a designated event, such increases are only an approximation of such lost value and may not adequately compensate you for such loss. Our obligation to increase the conversion rate could be considered a penalty, in which case the enforceability of this obligation would be subject to general principles of reasonableness of economic remedies.

The change in control or designated event purchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company. The terms of the notes require us to purchase the notes in the event of a change in control or a designated event. A takeover of our company may trigger the requirement that we purchase the notes. In addition, a change of control would constitute an event of default under our new senior secured credit facilities. The terms of the notes and the new senior secured credit facilities may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

There is no established trading market for the notes, and you may not be able to sell them quickly or at the price that you paid. The notes are a new issue of securities for which there is currently no public market. The notes will not be listed on any securities exchange or included in any automated quotation system. We do not know whether an active trading market will develop for the notes. Although the underwriters have informed us that they intend to make a market in the notes, they are under no obligation to do so and may discontinue any market making activities at any time without notice. Accordingly, no market for the notes may develop, and any market that develops may not last.

Even if a trading market for the notes does develop, you may not be able to sell your notes at a particular time, if at all, or you may not be able to obtain the price you desire for your notes. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on many factors including prevailing interest rates, the price of our common stock, the market for similar securities, our credit rating, the interest of securities dealers in making a market for the notes, the price of any other securities we issue and the performance prospects and financial condition of our company as well as of other companies in our industry.

Because your right to require our repurchase of the notes is limited, the market prices of the notes may decline if we enter into a transaction that does not require us to repurchase the notes under the indenture. The circumstances upon which we are required to repurchase the notes are limited and may not include every event that might cause the market prices of the notes to decline or result in a downgrade of the credit rating of the notes. Our obligation to repurchase the notes upon a change in control or designated event may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

In certain circumstances we are required to pay the repurchase price for the notes in shares of our common stock, which may expose you to market risk at the time of repurchase. The terms of the notes require us to repurchase the notes in the event of a designated event that is not a change in control with shares of our common stock (or the consideration into which our shares of common stock are converted in connection with such event). The number of shares we are required to deliver will be based on the current market price of our shares of common stock (or the value of such other consideration) at such time, subject to a minimum price. If our stock price at the time of repurchase is below the minimum, then the number of shares we are obligated to deliver will be less than the repurchase price for the notes. In addition, because the closing price of our common stock will be determined over a period of time prior to the repurchase date, holders of notes will bear the market risk that our shares of common stock will decline in value prior to the repurchase date.

Holders of the notes are not entitled to any rights with respect to our common stock, but are subject to all changes made with respect to our common stock. If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes to our common stock that might be adopted by the holders of our common stock to curtail or eliminate any of the powers, preferences or special rights of our common stock, or impose new restrictions or qualifications upon our common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your notes. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the common stock upon conversion of your notes, you will not be entitled to vote on the amendment, though you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The conversion rate of the notes will not be adjusted for all potentially dilutive events. The conversion rate of the notes is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock; the issuance of rights or warrants; subdivisions; combinations; distributions of capital stock, indebtedness or assets; cash dividends and certain issuer tender or exchange offers. The conversion rate will not be adjusted for other events, such as a third party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. Additionally, except in certain cases, the conversion rate may not be increased above a specified maximum. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

The significant number of shares of our common stock issuable upon conversion of the notes and our existing convertible trust preferred securities could adversely affect the trading prices of our common stock and, as a result, the value of the notes. As of September 30, 2006, we had outstanding convertible trust preferred securities convertible into approximately 282,490,000 shares of our common stock at a conversion price of $17.70 per share, subject to adjustment. In addition, we expect that the notes will be convertible into a significant number of shares of our common stock. In addition, in certain circumstances upon a change in control or designated event we may be required to deliver significantly more shares of our common stock upon conversion of the notes or to satisfy our obligation to repurchase the notes. Conversion of the convertible trust preferred securities and/or the notes and the sale in the market of stock issued upon conversion or the perception that the securities and notes will be converted could depress the market price of our common stock and, as a result, the value of the notes. In addition, the price of our common stock could be adversely affected by possible sales, including short sales, of our common stock by investors in our notes and convertible trust preferred securities who engage in hedging and arbitrage activities.

If we pay a cash dividend on our common stock, you may be deemed to have received a taxable dividend without the receipt of any cash. If we pay a cash dividend on our common stock, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder, such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty.